                                                                   EXHIBIT 99.j1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A ("Registration Statement") of our report dated February
19, 2004, relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Report to Shareholders of the
International Bond Fund which are also incorporated by reference into the
Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Independent Registered Public Accounting Firm"
and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Kansas City, Missouri
July 26, 2004